UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 6, 2007

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.      Other Events.

        On February 6, 2007, MGIC Investment Corporation, a Wisconsin corporation (“MGIC”), and Radian Group Inc., a Delaware corporation (“Radian”), issued a press release (the “Original Press Release”) announcing that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 6, 2007. Pursuant to the Merger Agreement, Radian will merge into MGIC and the combined company will be named “MGIC Radian Financial Group Inc.” Also on February 6, 2007, MGIC and Radian issued a revised version of the press release (the “Revised Press Release”) to correct an error contained in the Original Press Release. The third sentence of the first paragraph on the third page should have read “approximately $125 – $150 million, after tax” rather than “approximately $125 — $150 million, pre tax.” The revised sentence reads in its entirety as follows “The combined company expects to incur restructuring costs of approximately $125 – $150 million, after tax.”

        A copy of the Revised Press Release of MGIC and Radian announcing the execution of the Merger Agreement is included herein as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

        The proposed merger will be submitted to shareholders of MGIC Investment Corporation and Radian Group Inc. for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about MGIC and Radian, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing MGIC’s website (http://www.mgic.com) or Radian’s website (http://www.radian.biz). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Michael Zimmerman, Vice President Investor Relations, 250 E. Kilbourn, Milwaukee, WI 53092 or Mona Zeehandelaar, Senior Vice President, Investor Relations and Corporate Communications, 1601 Market Street, Philadelphia, PA 19103.

        MGIC Investment Corporation and Radian Group Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of MGIC Investment Corporation and/or Radian Group Inc. in respect of the proposed merger. Information regarding MGIC Investment Corporation’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by MGIC on March 30, 2006, and information regarding Radian Group Inc’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Radian on April 18, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

Forward Looking Statements

        Discussions in this Current Report on Form 8-K that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Radian and MGIC, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Radian or MGIC to approve the transaction; the risk that the businesses will not be integrated successfully; customer attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; potential sales of assets in connection with the merger; legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s and MGIC’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional factors that may affect future results are contained in Radian’s and MGIC’s filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Radian and MGIC disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(99.1)	Joint Press Release of MGIC Investment Corporation and Radian Group Inc., dated February 6, 2007 (revised).

* * *

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: February 6, 2007	By: /s/ Jeffrey H. Lane
Jeffrey H. Lane
Senior Vice President and Secretary

MGIC INVESTMENT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated February 6, 2007

Exhibit
Number

(99.1)	Joint Press Release of MGIC Investment Corporation and Radian Group Inc., dated February 6, 2007 (revised).